Exhibit 99.1

BIOLASE Reports 2018 Third Quarter and Nine-Month Results

- Third Quarter US Laser Revenue Increased 22% Year Over Year -

- Third Quarter Consumables and Other Revenue Increased 9% Year Over Year -

- Third Quarter Southern California Model Market Laser Revenue

Increased 127% Year Over Year -

- Conference Call Today at 10:30 AM ET -

IRVINE, Calif., Nov. 13, 2018 – BIOLASE, Inc. (NASDAQ: BIOL), the global leader in dental lasers, today reported a net revenue of $10.9 million for the third quarter which ended September 30, 2018. Excluding revenue from the Company’s non-core imaging business, net revenue in the third quarter of 2018 increased 9% compared to the third quarter of 2017.

Recent Operating Highlights

●	U.S. laser revenue for the third quarter increased 22% year over year
●	Consumables and other revenue for the third quarter increased 9% year over year
●	Southern California Model Market laser revenue for the third quarter increased 127% year over year
●	Launched second Model Market initiative in Dallas/Ft. Worth
●

Enhanced management leadership with addition of Todd Norbe as President and CEO and expanded Board expertise with the addition of Elaine Wagner, DDS, a renowned leader in the practice of pediatric dentistry

“Since joining BIOLASE in August, I have been impressed with the value of our technology and its ability to deliver on a new standard of care around dental procedures, which is being validated by a passionate and growing user community who have paved the way for further adoption through peer to peer referrals,” said Todd Norbe, President and CEO. “For the third quarter of 2018, our U.S. laser revenue increased 22% year over year, while our Southern California Model Market laser revenue increased 127% year over year in Q3 and 175% over the last two quarters, reflecting early success as we test different go-to-market approaches. Our leadership team recently dedicated one full week to focus on lessons learned to establish the appropriate key performance indicators and process improvements required to deliver on our goal to be EBITDA positive in the fourth quarter of 2019. We believe the combination of our recently announced SWK term loan, improved operational efficiencies and anticipated improvements in sales and margins will provide sufficient liquidity for the Company to execute its long term business plan and achieve the goal of becoming EBITDA positive.”

BIOLASE Reports 2018 Third Quarter Results

2018 Third Quarter Financial Results

Net revenue for the three months ended September 30, 2018 was $10.9 million, a slight increase compared to net revenue of $10.8 million for the three months ended September 30, 2017. U.S. laser revenue for the third quarter of 2018, which has become a higher priority for the Company, increased 22% compared to the third quarter of 2017 while the Company’s non-core imaging business declined 65%. Consumables and other revenue for the third quarter of 2018, which consists of revenue from consumable products such as disposable tips, increased 9% compared to the third quarter of 2017.

Gross margin for the three months ended September 30, 2018 was 36% compared to 26% in the year-ago third quarter. The higher gross margin reflects new customer growth and a favorable change in product mix with an increase in lasers sales, which have a higher margin than our other product offerings. Total operating expenses for the third quarter of 2018 were $8.5 million compared to $7.6 million in the year-ago third quarter, mainly due to increased general and administrative expenses, and sales and marketing expenses. Operating loss for the third quarter of 2018 was $4.5 million compared to an operating loss of $4.8 million in the year-ago third quarter. Net loss for the third quarter of 2018 was $4.7 million, or $0.23 per share, compared to a net loss of $4.6 million, or $0.30 per share for the third quarter of 2017.

Cash, cash equivalents and investments totaled $2.4 million as of September 30, 2018.  Subsequent to the end of the third quarter, the Company announced on November 13, 2018 that it entered into a $12.5 million senior secured term loan agreement with SWK Funding LLC. SWK Funding LLC is a subsidiary of SWK Holdings Corporation, a Dallas, Texas based healthcare focused investment firm. The Company used a portion of the proceeds to retire its Western Alliance Bank debt and plans to use the remaining proceeds to provide additional working capital to fund its growth initiatives, such as broadening its customer base and increasing the utilization of its products to drive recurring higher margin consumables revenue.

First Nine Months 2018 Financial Results

Net revenue for the nine months ended September 30, 2018 was $33.1 million compared to net revenue of $34.3 million for the nine months ended September 30, 2017. Consumables and other revenue, which consists of revenue from consumable products such as disposable tips, increased 14% compared to the year-ago nine month period.

Gross margin for both the nine months ended September 30, 2018 and September 30, 2017 was 34%. Total operating expenses for the nine months ended September 30, 2018 were $25.7 million compared to $24.8 million in the year-ago period. Operating loss for the nine months ended September 30, 2018 was $14.4 million compared to an operating loss of $13.3 million for the nine months ended September 30, 2017. Net loss was $14.6 million, or $0.71 per share, for the nine months ended September 30, 2018 compared to a net loss of $13.0 million, or $0.92 per share, for the nine months ended September 30, 2017. The number of shares outstanding increased to 20.5 million as of September 30, 2018 from 14.1 million a year ago.

Use of Non-GAAP Measures

The "Reconciliation of GAAP Net Loss to Non-GAAP Net Loss" table at the end of this news release provides the details of the Company's non-GAAP disclosures and the reconciliation of GAAP net loss and net loss per share to the Company's non-GAAP net loss and net loss per share.

BIOLASE Reports 2018 Third Quarter Results

The non-GAAP net loss for the third quarter of 2018 was $3.8 million, or a loss of $0.19 per share, compared with a non-GAAP net loss of $3.8 million, or a loss of $0.25 per share, during the third quarter of 2017. The non-GAAP net loss for the first nine months of 2018 totaled $11.9 million, or a loss of $0.59 per share, compared with a non-GAAP net loss of $10.4 million, or a loss of $0.74 per share, during the first nine months of 2017.

Conference Call Information

BIOLASE will host a conference call today at 10:30 a.m. Eastern Time to discuss its operating results for the third quarter ended September 30, 2018, and to answer questions. To listen to the conference call live via telephone, dial 877-407-4019 from the U.S. or, for international callers, dial 201-689-8337, approximately 10 minutes before the start time. For all callers, refer to the Conference ID 13683990. To listen to the conference call live via the Internet, visit the Investors section of the BIOLASE website at www.biolase.com.

About BIOLASE

BIOLASE, Inc. is a medical device company that develops, manufactures, markets, and sells laser systems in dentistry and medicine and also markets, sells, and distributes dental imaging equipment, including three-dimensional CAD/CAM intra-oral scanners and digital dentistry software. BIOLASE's products advance the practice of dentistry and medicine for patients and healthcare professionals. BIOLASE's proprietary laser products incorporate approximately 327 patented and 69 patent-pending technologies designed to provide biologically clinically superior performance with less pain and faster recovery times.  BIOLASE's innovative products provide cutting-edge technology at competitive prices to deliver the best results for dentists and patients.  BIOLASE's principal products are revolutionary dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications, and a full line of dental imaging equipment. BIOLASE has sold over 38,100 laser systems to date in over 90 countries around the world. Laser products under development address BIOLASE's core dental market and other adjacent medical and consumer markets.

For updates and information on Waterlase iPlus®, Waterlase Express™, and laser dentistry, find BIOLASE online at www.biolase.com, Facebook at www.facebook.com/biolase, Twitter at www.twitter.com/biolaseinc and LinkedIn at www.linkedin.com/company/biolase.

BIOLASE®, Waterlase® and Waterlase iPlus® are registered trademarks of BIOLASE, Inc.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the use of the proceeds of the loan from SWK Funding LLC. Forward-looking statements can be identified through the use of words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates," "may," "will," "should," and variations of these words or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect BIOLASE's current expectations and speak only as of the date of this release. Actual results may differ materially from BIOLASE's current expectations depending upon a number of factors.  These factors include, among others, adverse changes in general economic and market conditions, competitive factors including but not limited to pricing pressures and new product introductions, uncertainty of customer acceptance of new product offerings and market changes, risks associated with managing the growth of the business, and those other risks and

BIOLASE Reports 2018 Third Quarter Results

uncertainties that are described, from time-to-time, in the "Risk Factors" section of BIOLASE's annual and quarterly reports filed with the Securities and Exchange Commission. Except as required by law, BIOLASE does not undertake any responsibility to revise or update any forward-looking statements.

For further information, please contact:

BIOLASE, Inc.

John R. Beaver, Executive Vice President and Chief Financial Officer

833-BIOLASE

jbeaver@biolase.com

or

EVC Group LLC

Michael Polyviou / Todd Kehrli

(732) 933-2754

mpolyviou@evcgroup.com / tkehrli@evcgroup.com

BIOLASE Reports 2018 Third Quarter Results

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
Products and services revenue	$10,933	$10,774	$33,101	$34,196
License fees and royalty revenue	3	32	9	96
Net revenue	10,936	10,806	33,110	34,292
Cost of revenue	6,995	7,951	21,828	22,780
Gross profit	3,941	2,855	11,282	11,512
Operating expenses:
Sales and marketing	4,489	4,000	13,037	12,718
General and administrative	2,685	2,015	8,691	7,271
Engineering and development	1,277	1,601	3,927	4,840
Total operating expenses	8,451	7,616	25,655	24,829
Loss from operations	(4,510)	(4,761)	(14,373)	(13,317)
Gain (loss) on foreign currency transactions	(73)	174	(53)	390
Interest expense (income), net	(33)	10	(80)	29
Non-operating income (loss), net	(106)	184	(133)	419
Loss before income tax provision	(4,616)	(4,577)	(14,506)	(12,898)
Income tax provision	49	35	91	111
Net loss	$(4,665)	$(4,612)	$(14,597)	$(13,009)
Deemed dividend on convertible preferred stock	—	—	—	(3,978)
Net loss attributable to common stockholders	$(4,665)	$(4,612)	$(14,597)	$(16,987)

Net loss per share:
Basic	$(0.23)	$(0.30)	$(0.71)	$(1.20)
Diluted	$(0.23)	$(0.30)	$(0.71)	$(1.20)
Shares used in the calculation of net loss per share:
Basic	20,610	15,197	20,539	14,098
Diluted	20,610	15,197	20,539	14,098

BIOLASE Reports 2018 Third Quarter Results

BIOLASE, INC.
CONSOLIDATED BALANCE SHEETS
(unaudited, in thousands except share and per share data)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$2,238	$11,645
Restricted cash equivalent	202	251
Accounts receivable, less allowance of $1,090 in 2018 and $802 in 2017	11,399	10,124
Inventory, net	13,423	12,298
Prepaid expenses and other current assets	771	1,732
Total current assets	28,033	36,050
Property, plant and equipment, net	2,927	3,674
Goodwill	2,926	2,926
Other assets	369	334
Total assets	$34,255	$42,984

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Short-term loan payable	$1,500	$—
Accounts payable	7,570	5,109
Accrued liabilities	5,866	5,609
Customer deposits	53	27
Deferred revenue, current portion	2,263	2,625
Total current liabilities	17,252	13,370
Deferred income taxes, net	105	104
Deferred revenue, long-term	3	11
Loan payable, long-term	50	—
Warranty accrual, long-term	375	70
Other liabilities, long-term	134	169
Total liabilities	17,919	13,724
Stockholders’ equity:
Preferred stock, par value $0.001 per share	—	—
Common stock, par value $0.001 per share	20	20
Additional paid-in capital	226,696	224,992
Accumulated other comprehensive loss	(607)	(576)
Accumulated deficit	(209,773)	(195,176)
Total stockholders’ equity	16,336	29,260
Total liabilities and stockholders’ equity	$34,255	$42,984

BIOLASE Reports 2018 Third Quarter Results

BIOLASE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited, in thousands)

	Nine Months Ended September,
	2018	2017
Cash Flows from Operating Activities:
Net loss	$(14,597)	$(13,009)
Adjustments to reconcile net loss to net cash and cash equivalents used in operating activities:
Depreciation and amortization	712	887
Gain on disposal of assets, net	(12)	—
Provision for bad debts, net	316	54
Provision for inventory excess and obsolescence	59	348
Amortization of discounts on lines of credit	31	—
Amortization of debt issuance costs	43	—
Stock-based compensation	1,862	1,604
Deferred income taxes	1	45
Earned interest income, net	—	(29)
Changes in operating assets and liabilities:
Accounts receivable	(1,591)	52
Inventory	(1,184)	(914)
Prepaid expenses and other current assets	940	495
Customer deposits	26	(32)
Accounts payable and accrued liabilities	3,174	(3,202)
Deferred revenue	(370)	(455)
Net cash and cash equivalents used in operating activities	(10,590)	(14,156)
Cash Flows from Investing Activities:
Purchases of property, plant, and equipment	(110)	(825)
Proceeds from disposal of property, plant, and equipment	36	—
Net cash and cash equivalents used in investing activities	(74)	(825)
Cash Flows from Financing Activities:
Principal payments under capital lease obligation	(46)	(128)
Borrowings under lines of credit	3,323	—
Payments under lines of credit	(1,823)	—
Payments of debt issue costs	(87)	—
Proceeds from equity offering costs	—	10,395
Payments of equity offering costs	(138)	—
Proceeds from exercise of stock options	2	3
Net cash and cash equivalents provided by (used in) financing activities	1,231	10,270
Effect of exchange rate changes	(23)	241
Increase (decrease) in cash, cash equivalents and restricted cash	(9,456)	(4,470)
Cash, cash equivalents and restricted cash, beginning of period	11,896	9,175
Cash, cash equivalents and restricted, end of period	$2,440	$4,705
Supplemental cash flow disclosure - Cash Paid:
Interest paid	$—	$1
Income taxes paid	31	166
Supplemental cash flow disclosure - Non-cash:
Accrued capital expenditures	$3	$60

BIOLASE Reports 2018 Third Quarter Results

Non-GAAP Disclosure

In addition to the financial information prepared in conformity with generally accepted accounting principles in the United States (“GAAP”), this press release includes certain historical non-GAAP financial information.  Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Non-GAAP net loss is defined as net loss before interest, taxes, depreciation and amortization, and stock-based compensation.  Management uses non-GAAP net loss in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

BIOLASE, INC.
Reconciliation of GAAP Net Loss to Non-GAAP Net Loss
(unaudited, in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2018	2017	2018	2017
GAAP net loss attributable to common stockholders	$(4,665)	$(4,612)	$(14,597)	$(16,987)
Deemed dividend on convertible preferred stock	—	—	—	3,978
GAAP net loss	$(4,665)	$(4,612)	$(14,597)	$(13,009)
Adjustments:
Interest expense (income), net	33	(10)	80	(29)
Income tax provision	49	35	91	111
Depreciation and amortization expense	202	310	712	887
Stock-based compensation	604	464	1,862	1,604
Non-GAAP net loss	$(3,777)	$(3,813)	$(11,852)	$(10,436)

GAAP net loss attributable to common stockholders per share, basic and diluted	$(0.23)	$(0.30)	$(0.71)	$(1.20)
Deemed dividend on convertible preferred stock	—	—	—	0.28
GAAP net loss per share, basic and diluted	$(0.23)	$(0.30)	$(0.71)	$(0.92)
Adjustments:
Interest income, net	—	—	—	—
Income tax (benefit) provision	—	—	—	—
Depreciation and amortization expense	0.01	0.02	0.03	0.06
Stock-based compensation	0.03	0.03	0.09	0.11
Non-GAAP net loss per share, basic and diluted	$(0.19)	$(0.25)	$(0.59)	$(0.74)